Exhibit 5.1

Sheppard, Mullin, Richter & Hampton LLP 30 Rockefeller Plaza New York, New York 10112-0015 212.653.8700 main 212.653.8701 fax www.sheppardmullin.com

June 12, 2020

HyreCar Inc.

355 South Grand Avenue, Suite 1650

Los Angeles, CA 90071

Re:	HyreCar Inc. - Registration Statement on Form S-3 (Registration File No. 333-234525)

Ladies and Gentlemen:

We have acted as counsel for HyreCar Inc. (the “Company”) in connection with a Registration Statement on Form S-3 (Registration No. 333-234525, the “Registration Statement”) filed with the Securities and Exchange Commission (the “Commission”) on November 6, 2019, as amended on April 29, 2020, and declared effective by the Commission on May 7, 2020, and the prospectus included therein and the related prospectus supplement (such prospectus, as supplemented by such prospectus supplement, the “Prospectus Supplement”), dated June 10, 2020 and filed with the Commission on June 12, 2020.

In connection with that certain Settlement Agreement, dated June 10, 2020 (the “Settlement Agreement”), by and among the Company and Nathanial Farber (“Farber”), the Company has agreed to issue an aggregate of 78,431 shares of the Company’s common stock, par value $0.00001 per share (the “Shares”).

This opinion is being furnished in connection with the requirements of Item 601(b)(5) of Regulation S-K under the Securities Act of 1933, as amended (the “Securities Act”), and no opinion is expressed herein as to any matter pertaining to the contents of the Registration Statement or the Prospectus Supplement, other than as expressly stated herein with respect to the issuance of the Shares.

We have examined and relied upon such records, documents, certificates and other instruments as in our judgment are necessary or appropriate to enable us to render the opinions expressed below.

The opinion expressed herein is limited to the applicable provisions of the General Corporation Law of the State of Delaware and the federal securities laws of the United States as currently in effect, and no opinion is expressed with respect to any other laws or any effect that such other laws may have on the opinion expressed herein. This opinion is limited to the specific issues addressed herein, and no opinion may be inferred or implied beyond that expressly stated herein. This opinion speaks only as of the date hereof and we assume no obligation to revise or supplement this opinion.

We assume the legal capacity of all natural persons, the genuineness of all signatures appearing on the documents examined by us, the authenticity and completeness of all documents submitted to us as originals, and the conformity to the originals of all documents submitted to us as certified, notarized, conformed or photostatic copies, or facsimiles. With respect to all matters of fact we have relied entirely upon the representations of the parties set forth in the documents we reviewed, and representations and certifications of officers of the Company we may obtain from the Company, and have assumed, with your permission and without independent inquiry or investigation, the accuracy of those representations and certificates.

When an opinion or other statement set forth herein is given to our knowledge, with reference to matters of which we are aware or that are known to us, or with a similar qualification, the relevant knowledge or awareness is limited to the actual knowledge or awareness of the individual lawyers in this firm who have participated directly in the specific transactions to which this opinion letter relates.

Subject to the limitations set forth herein, we have made such examination of law as we have deemed necessary for the purposes of this opinion letter. We express no opinion as to the “blue sky” laws and regulations of any jurisdiction.

Based upon the foregoing, and subject to the assumptions, exceptions, qualifications and limitations set forth herein, we are of the opinion that the Shares have been duly authorized for issuance, and when issued in accordance with the Settlement Agreement, will be validly issued, fully paid, and non-assessable.

Please note that we are opining only as to the matters expressly set forth herein, and no opinion should be inferred as to any other matters. This opinion is based upon currently existing statutes, rules, regulations and judicial decisions, as further limited above, and we disclaim any obligation to advise you of any change in any of these sources of law or subsequent legal or factual developments which might affect any matters or opinions set forth herein.

We hereby consent to the filing of this opinion with the Commission as an exhibit to the Current Report on Form 8-K of the Company being filed on the date hereof and to the reference to our firm in the Prospectus Supplement and the Registration Statement. In giving such consent, we do not hereby admit that we are in the category of persons whose consent is required under Section 7 of the Securities Act or the rules and regulations of the Commission.

Very truly yours,

/s/ Sheppard, Mullin, Richter & Hampton LLP

Sheppard, Mullin, Richter & Hampton LLP